Exhibit 99.p

Organizational Chart of Dai-ichi Life Holdings, Inc., as of June 30, 2022 (1)

(1)              Except as otherwise indicated, chart does not reflect less than 50% ownership interests

(2)              Insurance company

(3)              Pages 3-6 contain a list of Protective Life Corporation’s subsidiaries

(4)              The voting rights pertaining to The Dai-ichi Life Research Institute Inc. are split among other affiliates of Dai-ichi Life Holdings, Inc. as follows:

•                  THE DAI-ICHI BUILDING CO., LTD. – 26.25%

•                  DAI-ICHI SEIMEI CARD SERVICE Co., LTD. – 9.58%

•                  NIHON BUSSAN CO., LTD. – 8.75%

•                  The Dai-ichi Life Information Systems Co., Ltd. – 4.17%

As such, the Dai-ichi group owns 100% of the voting rights pertaining to The Dai-ichi Life Research Institute Inc.

(5)              The voting rights pertaining to Dai-ichi Life Realty Asset Management Co., Ltd. are split among other affiliates of Dai-ichi Life Holdings, Inc. as follows:

•                  SOHGO HOUSING CO., Ltd. – 30%.

As such, the Dai-ichi group owns 100% of the voting rights pertaining to Dai-ichi Life Realty Asset Management Co., Ltd.

(6)              The voting rights pertaining to SOHGO HOUSING CO., Ltd. are split among the other affiliates of Dai-ichi Life Holdings, Inc. as follows:

•                  The Dai-ichi Building Co., Ltd. – 14.5%.

As such, the Dai-ichi group owns 100% of the voting rights pertaining to SOGHO HOUSING CO., Ltd.

(7)              The voting rights pertaining to O.M. Building Management Inc. are split among the other affiliates of Dai-ichi Life Holdings, Inc. as follows:

•                  The Dai-ichi Life Insurance Company, Limited – 10%.

As such, the Dai-ichi group owns 50% of the voting rights pertaining to O.M. Building Management Inc.

*                      Effissimo Capital Management Pte Ltd. (“Effissimo”) and Effissimo’s controlling persons Takashi Kousaka, Hisaaki Sato, and Yoichiro Imai are considered by the New York State Department of Financial Services, for New York insurance regulatory purposes only, to be controlling persons of MONY Life Insurance Company and Protective Life and Annuity Insurance Company. Based on the Statement of Changes to Large-Volume Holdings available on the Electronic Disclosure for Investors’ Network (EDINET) as of April 8, 2022, Effissimo, a non-affiliated asset management company, may be deemed the beneficial owner of 9.72% of the common stock of Dai-ichi Life Holdings, Inc., including rehypothecated shares, as of April 4, 2022. Additionally, as of June 30, 2022, Dai-ichi calculates Effissimo’s ownership as 9.74%, including rehypothecated shares.

Organizational Chart of Dai-ichi Life Holdings, Inc., as of June 30, 2022

(1)              The voting rights pertaining to DAI-ICHI SEIMEI CARD SERVICE Co., LTD. are split among the other affiliates of Dai-ichi Life Holdings, Inc. as follows:

•                  THE DAI-ICHI BUILDING CO., LTD. – 11.57%

•                  NIHON BUSSAN CO., LTD. – 20%

•                  SOHGO HOUSING CO., Ltd. – 10%

•                  The Dai-ichi Life Information Systems Co., Ltd. – 3.33%

As such, the Dai-ichi group owns 95% of the voting rights pertaining to DAI-ICHI SEIMEI CARD SERVICE Co., LTD.

(2)              The voting rights pertaining to Corporate-pension Business Service Co., Ltd. are split among the other affiliates of Dai-ichi Life Holdings, Inc. as follows:

•                  The Dai-ichi Life Information Systems Co., Ltd. – 1%

As such, the Dai-ichi group owns 50% of the voting rights pertaining to Corporate-pension Business Service Co., Ltd.

Organizational Chart of Dai-ichi Life Holdings, Inc., as of June 30, 2022

(1)              insurance company

(2)              captive insurance company

Organizational Chart of Dai-ichi Life Holdings, Inc., as of June 30, 2022

(1)              registered investment adviser

(2)              Florida specialty insurer

Organizational Chart of Dai-ichi Life Holdings, Inc., as of June 30, 2022

(1)              insurance company

(2)              specialty insurer

(3)              captive insurance company

Organizational Chart of Dai-ichi Life Holdings, Inc., as of June 30, 2022

(1)              insurance company